Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-251943, 333-263428, 333-270387, 333-270389 and 333-277914) on Form S-8 and registration statements (Nos. 333-279452 and 333-270384) on Form S-3 of our reports dated February 27, 2025, with respect to the consolidated financial statements of Cullinan Therapeutics, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts
February 27, 2025